Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of August 18, 2026 (the “Effective Date”), by and among Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and each of the undersigned shareholders of Company (as defined below) (each, a “Major Stockholder,” and collectively, the “Major Stockholders”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Purchase Agreement.

A.            Investor and Datavault AI Inc., a Delaware corporation (“Company”), are parties to that certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which Company issued to Investor that certain Convertible Promissory Note in the original principal amount of $25,030,000.00 (the “Note”, and together with the Purchase Agreement and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B.            Pursuant to the Purchase Agreement, Company agreed to seek stockholder approval (the “Approval”) to issue Common Shares under the Transaction Documents to Investor in excess of the requirements of Nasdaq Listing Rule 5635(d) (“Exchange Cap”), which Approval the applicable Major Stockholders desire to vote in favor of, all pursuant to the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2.            Voting. Each Major Stockholder hereby covenants and agrees to vote all Common Shares and any shares of Company preferred stock now or hereafter held by it/him/her in favor of the Approval and the issuance of Common Shares to Investor in excess of the requirements of the Exchange Cap at such times and in such places and in such agreements and documents as Company and Investor may deem appropriate in each instance that such Approval is sought, and to approve the Transaction Documents and the transaction evidenced thereby in each instance that such Approval is sought. Each Major Stockholder hereby grants to Investor an irrevocable proxy, coupled with an interest, to vote all Common Shares or preferred shares of Company held by such Major Stockholder in favor of the Approval in the event such Major Stockholder fails to vote as required by this Section 2.

3.            Representations, Warranties and Agreements. In order to induce Investor to enter into this Agreement, each Major Stockholder, for itself/himself/herself, and for their affiliates, successors and assigns, hereby acknowledge, represent, warrant and agree as follows:

(a)            Each Major Stockholder has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, as applicable. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of any Major Stockholder hereunder.

(b)            All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. Each Major Stockholder acknowledges and agrees that Investor has been induced in part to enter into this Agreement based upon Investor’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to any Major Stockholder or which should be known to any Major Stockholder which such Major Stockholder has not disclosed to Investor on or prior to the date hereof which would or could materially and adversely affect the understandings of Investor expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(c)            Each Major Stockholder hereby acknowledge that it/he/she has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by any Major Stockholder (or had the opportunity to be represented by counsel). Each Major Stockholder further acknowledges and agrees that it/he/she has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(d)            There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on any Major Stockholder, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

4.            Arbitration. Each party agrees that any dispute arising out of or relating to this Agreement shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement).

5.            Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party agrees that the proper venue for any dispute arising out of or relating to this Agreement shall be determined in accordance with the provisions of the Purchase Agreement. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT/HE/SHE MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.            Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.            Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

8.            Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

9.            Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements among Company, the Major Stockholders, and Investor, and their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Investor nor Company nor any Major Stockholder makes any representation, warranty, covenant or undertaking with respect to such matters.

10.            No Reliance. Each Major Stockholder acknowledge and agree that neither Investor nor any of its officers, members, managers, representatives or agents has made any representations or warranties to any Major Stockholder or any of their agents, representatives, officers, directors, stockholders, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making their decision to enter into the transactions contemplated by this Agreement and the Transaction Documents, each Major Stockholder is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement and in the Transaction Documents.

11.            Liquidated Damages. Investor and the Major Stockholders agree that in the event all or any Major Stockholder fails to comply with any of the terms or provisions of this Agreement, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate. Accordingly, Investor and the Major Stockholders agree that in the event of such a breach of default, Investor will be entitled to liquidated damages of $25,000,000.00 (the purchase price for the Note).

12.            Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

13.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part. The Major Stockholders may not assign this Agreement or any of their obligations herein without the prior written consent of Investor.

14.            Time is of Essence. Time is of the essence with respect to each and every provision of this Agreement.

15.            Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Company, any Major Stockholder, or Investor shall be given as set forth in the “Notices” section of the Purchase Agreement, except with respect to any Major Stockholder to the places and people as set forth in writing to Investor.

16.            Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:	/s/ John Fife
John Fife, President

MAJOR STOCKHOLDERS:

EOS TECHNOLOGY HOLDINGS, INC., a Delaware corporation

By:	/s/ Nathaniel Bradley
Nathaniel Bradley, Chief Executive Officer

NATHANIEL BRADLEY

/s/ Nathaniel Bradley
Nathaniel Bradley

SONIA CHOI

/s/ Sonia Choi
Sonia Choi

BRETT MOYER

/s/ Brett Moyer
Brett Moyer

[Signature Page to Voting Agreement]